                                                                   EXHIBIT 10.46

                               SERVICE AGREEMENT

This service agreement is entered into this 29th day of April, 1998 between Empower Health Corporation a Texas corporation ("Empower") and Superior Consultant, Inc., a Michigan corporation, 4000 Town Center Drive, Suite 1100, Southfield, Michigan 48075 as Seller, ("Superior")

                                   RECITALS
                                   --------

     A. Empower develops and markets an integrated suite of Internet enabled, consumer oriented software applications and services to its clients, including consumers, hospitals, health plans, pharmaceutical companies, and other health care organizations. Such products and services include but are not limited to Dr. Koop's Personal Medical Record SystemTM (Electronic Medical Record, Medical Expense Manager, Personal information Manager, integrated Disease Management applets), Dr. Koop's CommunityTM, Internet media to which Empower has legal rights, electronic commerce and electronic data interchange services, other proprietary software, system training, and advertising and promotional services (the "Empower Software and Related Services").

     B. Superior provides management consulting, information technology services and outsourcing services to healthcare constituents, including IDNs, hospitals, health plans, employers, physician organizations, software and hardware vendors, and other healthcare clients, Such consulting services include, but are not limited to, information systems planning, information systems audits, systems integration and interfaces, product design, development and implementation, management consulting, process refinement and reengineering, physician services, patient accounting and financial management consulting, nursing management consulting and reengineering, nursing informatics and total quality management (TQM/CQI) assistance (the "Superior Services").

     C. To attain mutual goals of Empower and Superior, the parties believe it will be beneficial to pursue a business relationship encompassing joint marketing and services, whereby the products and services of both firms will ultimately benefit the client (the "Joint Client"). Accordingly, to serve the needs of clients of Empower and Superior, Empower and Superior agree to work together with either Empower or Superior clients, in a Subcontract or Co-bid Situation, under the terms and conditions as set forth below.

NOW THEREFORE, in consideration of the mutual obligations in this Agreement, Empower and Superior agree as follows:

1.  ROLES AND RELATIONS OF PARTIES
    ------------------------------

(a)  Superior Services to Empower
     ----------------------------

     Under the terms of this Agreement, Superior is appointed the exclusive international consulting and information technology services provider to Empower and its subsidiaries and affiliates, throughout the term of this Agreement. These services include, without limitation, strategic planning, reengineering, process improvement, installation, implementation, custom programming, systems integration and related services incidental to Empowers need to design, develop and maintain products and services and to assist in the acquisition and implementation by clients or agents of Empower such software and related services. In connection therewith, Superior will provide its systems consultants,

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     project managers, management consultants and technical personnel to furnish services in accordance with the terms and conditions stated in this Agreement. Except as expressly provided herein, all services shall be provided pursuant to Supplemental Services Agreements ("SSAs") which are agreed to between the parties. It is anticipated that personnel provided by Superior will assist, as specified in a series of SSAs, in the development, installation, implementation and customization, functional and technical-specifications, project planning, feasibility analysis for delivery of function, project monitoring and progress reporting, development of test plans, testing, and other related activities as requested by Empower as developed in project work plans.

(b)  Superior Services to Clients and Customers of Empower
     -----------------------------------------------------

     Consulting services by Superior contemplated hereunder, may be provided directly to Empower or Superior may, as a subcontractor;, where Empower is the prime contractor, provide such services directly to clients and or customers of Empower. Further, Superior may, through service agreements negotiated and executed directly between Superior and clients and customers of Empower, perform consulting services to such clients and customers of Empower in connection with the installation, implementation or other consulting needs associated with the acquisition of Empower software and related services by such customer.

(c)  Minimum Amount of Services to be Purchased by Empower
     -----------------------------------------------------

     Empower agrees to purchase herewith from Superior Services resulting in not less than Three Million ($3,000,000) Dollars in recognized revenue to Superior, excluding expenses, within the first twelve (12) months from the date of this Agreement. Superior agrees to provide services to Empower and, if as a subcontractor, to its agents or clients pursuant to SSAs that will be negotiated between Empower and Superior. Revenue recognized by Superior in connection with the performance of services directly for clients of Empower (whether Superior is acting as a subcontractor to Empower or by separate agreement with the client) and where such services are performed in connection with the use, acquisition, or installation and implementation of Empower products by such client, will be credited toward the above stated minimum services requirement. Empower agrees to authorize SSAs hereunder that, together with Superior Services performed under direct agreements with clients in connection with the installation, implementation and/or support of Empower Products and Services, comprise Three Million ($3,000,000) Dollars in professional fees to Superior, exclusive of reimbursable expenses, in a timely manner so as to permit performance by Superior within the twelve (12) month period following execution of this Agreement. Superior agrees to use commercially reasonable efforts to perform all SSAs in a timely manner, and in any event, Empower shall not in any way be penalized by the failure of Superior to recognize $3 Million Dollars in revenue during the first twelve months of this Agreement to the extent that such failure is a result of Superior's failure to timely perform such services, provided however, that Superior, in the performance of services, shall in no event be required to perform more than 1000 person hours of services in any given week.

(d)  Joint Marketing Activities
     --------------------------

     The parties shall undertake a joint marketing effort as set forth in this Agreement. Each party agrees to be responsible for its own marketing expenses incurred during marketing activities hereunder, unless other arrangements to in writing between, the parties. Either

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     party may introduce the other party to a client or prospect who may have a desire for the products or services of the party; or furnish the other party information respecting such introduction or business opportunity shall be deemed confidential and introducing party. Each party hereto agrees that the receiving party's use of such information shall be limited to the pursuit and development of business opportunities with such client or prospect and shall not be disclosed to any third party and further, such information shall be subject to the restrictions imposed in Section 6 of this Agreement.

(e)  Independent Contractors
     -----------------------

     The relationship between Empower and Superior shall be that of independent contractors only. No agency relationship between Empower and Superior. is created by this Agreement. Neither party shall have the right or authority to act on behalf of the other or represent that it has such right or authority. Each party shall be responsible for its own tax obligations arising in connection with the performance of this Agreement.

(f)  Revenue sharing -- Empower Software and Related Services.
     ---------------------------------------------------------

     Unless otherwise specified in an SSA executed by authorized representatives of both Superior and Empower, Superior will be entitled to one-hundred percent of service related revenues derived from clients for the services it renders and Empower will be entitled to one-hundred percent of Empower software license revenues derived from Clients for its software licenses.

(g)  Revenue sharing -- Other Services.
     ----------------------------------

     Superior and Empower intend to share revenues derived from other services to be provided, such as electronic commerce transaction related fees, advertising revenues, etc. Recognizing that the precise nature of work and consequently the fee sharing arrangements are difficult to accurately predict, Superior and Empower will specify the fee sharing arrangements either in SSAs or by a written amendment to this Agreement, signed by authorized representatives of both parties.

(h)  Empower Software Development Services
     -------------------------------------

     To the extent Empower determines it advantageous to utilize contractors or consultants instead of its employees for product strategy and planning, software development, training, or any other related services not otherwise covered by this Agreement, the parties agree that Superior will be exclusive supplier of such services to Empower or its affiliates, unless Superior cannot provide such services, either because of a lack of know how or resources, or Superior refuses to provide such services, or because a client does not want Superior to perform such services. In particular, it is understood that Empower may seek internet content provider services from contractors other than Superior.

2. Term of Service Agreement
   -------------------------

   (a) The term of this Service Agreement will commence on May 1, 1998 and terminate on May 1, 2003. This Agreement can be extended upon written agreement between Empower and Superior.

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   (b) This Agreement may only be terminated for reason of material breach. In the event of material breach by a party, the other shall provide written notice of such material breach which shall specify in detail the acts or omissions claimed to constitute the breach. The party claimed to be in breach shall then have sixty (60) days within which to cure the claimed breach. In the event such party shall fail, within the sixty (60) day period to cure the breach or to provide a reasonable program to accomplish such cure, the party claiming breach shall thereupon be entitled to payment for all fees and expense reimbursement incurred prior to the effective date of termination.

   (c) Should Empower terminate this Agreement prior to utilizing at least Three Million ($3,000,000) Dollars of Superior Services under this Agreement, Empower hereby agrees to remit to Superior within 30 days of termination, the difference between $3 Million Dollars and the actual revenues recognized by Superior in connection with services provided to Empower, and for Empower clients, as provided in Section J (c), above, pursuant to this Agreement.

3.  SUPPLEMENTAL SERVICE AGREEMENTS
    -------------------------------

Superior and Empower shall prepare SSAs to define and authorize various segments of work, To the extent of any conflict or inconsistency between the terms and conditions of an SSA and the terms and conditions of this Agreement, the terms and conditions of the SSA will control. Each SSA shall:

   (a)  Be in writing and signed by both parties.

   (b)  Refer specifically to this Agreement

   (c) Designate the date as of which the provisions of the SSA will be effective and, if applicable, the term or period of time during which Superior will perform, services, provide resources or otherwise discharge its obligations as specified in the SSA.

   (d) Describe the assistance to be rendered and/or the services to be performed, and/or resources to be provided, and/or applicable deliverables and/or obligations to be discharged by Superior pursuant to the SSA.

   (e) Describe any additional obligations of Empower and Superior related to the SSA, including any facilities, equipment, personnel and tasks or other support to be provided or performed.

   (f) Specify any other terms and conditions appropriate to the services to be performed and the obligations of the parties.

   (g) Specify the testing procedures and/or acceptance criteria to be applied to any deliverable that may be called for under the SSA.

   (h) The basis and procedure for computation billing and payment of professional fees and expenses (e.g., hourly rate or fixed fee).

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   (i)  SSAs for work performed on an hourly basis should include, in addition to the information described above, the Superior personnel classifications who will render the services, their respective hourly rates, and the starting and closing dates for performance.

   (j) SSAs for work performed on a fixed-fee basis should include, in addition to the information set forth above, a list of tasks to be completed, a set of milestones specifying the date by which, each portion of the work specified in the SSA will be completed, payment schedule and acceptance criteria.

   (k) For assignments involving computer program development, a functional specification, an operational narrative and a matrix of conditions to be tested may also be included.

SSAs may be amended by mutual agreement of the parties, in writing and signed by both parties.

4. PROJECT ORGANIZATION
   --------------------

Each Project shall be organized and staffed by Superior as set forth in the mutually agreed upon SSA.

Superior shall assign an Engagement Manager, who shall be a senior executive or manager of Superior and who, acting on behalf of Superior, shall have responsibility for ensuring that Superior performs its obligations under this Agreement and the SSAs.

Empower shall designate an employee of sufficient management rank as Empower's Project Liaison, who shall represent Empower and have responsibility for ensuring that Empower performs its obligations under this Service Agreement and the SSAs.

The Engagement Manager and Empower's Project Liaison will hold joint responsibility for planning status meetings and will discuss issues as they arise. Formal telephone or personal meetings between the Engagement Manager and Empower's Project Liaison will be scheduled as deemed appropriate.

Both parties recognize that certain SSAs may require periodic adjustments to either party's staffing and/or fees. If such adjustments are necessary, both parties will use their best efforts to accommodate such adjustments as they arise. Any adjustments must be agreed to by both parties.

5. EMPOWER SUPPORT
   ---------------

Empower will provide support to Superior as follows:

(a) Empower will provide access to its staff for interviews as reasonably required by any project plan. Empower's data processing department will provide orientation to shop standards, technical support, reasonable training on system and program development software required to provide services, appropriate technical manuals, computer terminals and other support normally associated with computer program development and necessary for performance of services as set forth in this Agreement and associated SSAs. Empower will

                                    Page 5
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     also provide to Superior, documentation which Empower has-in its possession of procedures, system instruction manuals internal documentation.

(b) When service is performed at Empower, Empower will provide a reasonable work environment and secretarial assistance to the extent reasonably necessary for Superior's personnel to render service under this Agreement.

(c) Empower will provide Superior's personnel access to computer facilities reasonably required to provide service under this Agreement on a 24-hour per day, seven day per week basis, with the exception of normal system downtime for system maintenance and file backup. Access may be physical entry to the facility or via telecommunications, as dictated by the needs of the Project.

(d) Empower's system will provide computer operations and system software staffing reasonably necessary for the work contemplated.

(e) Empower shall be responsible for protection of electronically stored data in its electronic data processing systems, by means of data backup no less than once each day, security devices and procedures designed to prevent unauthorized access or damage to databases.

Where Superior performs services hereunder to Empower clients as subcontractor to Empower, Empower shall use its best efforts to ensure that Empower client, as necessary and appropriate, provides the above described support to Superior in the performance of its services.

6.   NON-DISCLOSURE
     --------------

(a) Superior shall treat as confidential and proprietary and not disclose directly or indirectly to anyone, or use for Superior's personal benefit or the benefit of any client of Superior, except as expressly provided herein, any Proprietary information of Empower except as authorized in writing by an executive officer of Empower. Further, Superior covenants, warrants and agrees that it will not, except as contemplated in the preceding sentence, remove from premises of Empower, its affiliates or the sites of Licensees of Empower, any Proprietary information of Empower, and will not copy in any form, either magnetically or by facsimile, any Proprietary information.

(b) For purposes hereof, Proprietary Information of Empower shall mean and include all software programs belonging to Empower, its affiliates and Licensors and Licensees, whether in written or on magnetic media, and all design documentation, procedures manuals, program listings, source codes, working papers and other documentation, methodologies reduced to writing and information related to the foregoing that has been reduced to writing. Proprietary Information shall also include personal, financial and/or medical information regarding Empower's patients and staff.

(c) Empower agrees that it will, prior to disclosure to Superior, identify each item of Proprietary Information as such, in writing. In the event that any material so identified to Superior is not, in Superior's view, legitimate Proprietary information belonging to Empower, Superior shall so advise Empower and may decline to accept possession of such material.

(d) From time to time in the performance of Superior Services, Superior may disclose Superior Confidential Information to Empower. Superior will identify all Superior Confidential

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     Information as such in writing at the time of disclosure. Empower shall treat as confidential and proprietary and not disclose directly or indirectly to anyone, or use for Empower's personal benefit or the benefit or the benefit of and client of Empower, except as provided herein, and Superior Confidential Information, except as authorized in writing by an Executive Officer of Superior. Empower shall employ reasonable measures to protect the confidentiality of Superior Confidential Information, such measures being not less than equal to those employed by Empower to protect its own proprietary information.

7. OWNERSHIP
   ---------

(a) All work product, documentation, computer programs, source code, or software products ("Work Products") that are developed, discovered, conceived or introduced by either party, either independently or in conjunction with personnel of a Joint Client or of each other, in the course of providing services under this Agreement, shall be the property of both parties unless expressly otherwise provided by the terms of the applicable EL, or contract with the Joint Client.

(b). All designs, procedures, methods, and innovations ("Innovations") that are developed, discovered, conceived, or introduced by either party, either independently or in conjunction with personnel of a Joint Client or of each other, in the course of providing services under this Agreement, shall be the property of Superior, unless expressly otherwise provided by the terms of the applicable EL, or contract with the Joint Client.

This Section shall survive termination or expiration of this Agreement. Empower shall be responsible for compliance by its Subsidiaries and affiliates, with the provisions of Section 6 and 7 of this Agreement.

8.   PROFESSIONAL FEES
     -----------------

Professional fees for some SSAs will be paid on an hourly rate basis, and for other SSAs will be paid at predetermined fixed fees for such assignments, all as set forth in each SSA.

8.1  HOURLY RATE FEES
     ----------------

Work that requires investigation, research and analysis may be paid on an hourly rate basis, as provided in an SSA. Examples include specification work, project coordination, project management, analysis and estimation of software development tasks and some design work.

Hourly rate fees will be computed based upon actual time devoted to servicing Empower, including travel time. Travel time is measured from the time Superior's personnel leave Superior's office or their home until arrival at the work site or hotel, and vice versa.

Rates for hourly professional fees will adhere to the schedule below during the first twelve months of this Agreement. Rates thereafter may be adjusted subject to a maximum 10% annual increase, or the annual rise in the national consumer price index, whichever is greater.

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                  FEE SCHEDULE FOR HOURLY RATES BASIS PAYMENTS
                  --------------------------------------------

     Work or Personnel Classification                Hourly Rate Fees
     Advisory Board Members                           $450

     Corporate Officers and Senior Group Directors    $375

     Executive Management Consultant                  $325

     Engagement Manager                               $190 / $325
     Y2K Engagement Manager                           $230

     Project Manager                                  $185 / $275
     Y2K Project Management                           $200

     Senior Management Consultant                     $185 / $275

     Management Consultant                            $175 / $195

     Senior Technical Advisor                         $160

     Technical Advisor                                $145

     Senior Systems Consultant                        $145

     Systems Consultant                               $130

     Management Analyst                               $125

Each biweekly billing for hourly rate assignments shall include a list of each hourly rate SSA worked on and, for each such SSA, a list of the personnel performing services, the job classifications and hourly rate charged for each.

Superior shall maintain time records for all Superior personnel assigned to the Project which shall indicate the name of the individual, job title, date, number of hours worked, and the task worked on. Such records shall be made available to Empower upon Empower's request.

8.2  FIXED-FEE ASSIGNMENTS
     ---------------------

Technically-oriented work for which a specific result can be defined may be paid on predetermined fixed-fee basis as set forth in each SSA. Examples include coding and testing of computer programs.

9.   REIMBURSABLE EXPENSES
     ---------------------

In addition to, and distinct from, professional fees as described above, Empower will also reimburse Superior for all reasonable travel and Project expenses according to the guidelines set forth below.

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  (a)       Travel by personal automobile, reimbursable at a rate no greater than the allowable mileage, deduction as specified by the IRS.

  (b)       Travel by commercial carrier.

  (c)       Hotel/motel accommodations.

  (d) Automobile rental and fuel expense, or use of Empower vehicles in lieu of reimbursement.

  (e)       Miscellaneous required travel expense such as parking, taxis, etc.

  (f) Telephone charges, Cog., remote program development work, phone conferences, fax transmissions, etc.

  (g)       Copying, postage and shipping.

  (h) Meals (or $___ per day meal allowance for each full day in Empower's Metropolitan area. $___ for arrival and departure days).

  (i) All other expenses incurred by Superior and/or Superior's personnel solely and directly as a result of performing services for Empower under this Agreement.

  (j)       Administrative time and materials.

  Items (b), (c), (d), (e), (f), (g), (h) and (i)are reimbursable on an "incurred cost" basis.

Superior will use its best efforts to ensure that costs are reasonably consistent with industry custom for consulting personnel, e.g., coach rate for commercial carriers when available, standard size rental automobile when available, etc.

10.  INVOICING AND PAYMENT SCHEDULE
     ------------------------------

Invoices for hourly fee assignments will be rendered biweekly for services rendered in each biweekly period. Billing periods begin on Sundays and end on the second Saturday following.

Invoices for fixed fee assignments will be rendered in accordance with the terms of this Agreement and the payment and milestone schedule set forth in the applicable SSA. No more than 90% of the fixed fee will be invoiced prior to acceptance of the assignment by Empower, with an invoice for the remaining portion rendered when the assignment is accepted by Empower.

In the event that, after execution of an SSA and prior to commencement of work by Superior on the assignment, Empower decides, for any reason, not to proceed with the assignment then Superior shall credit Empower with any amounts received by Superior in connection with that SSA.

Invoices for reimbursable expenses will be rendered biweekly for expenses incurred in each biweekly period. Billing periods begin on Sundays and end on the second Saturday following.

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Invoices for hourly compensation for terminated fixed fee SSAs will be rendered within two (2) weeks following termination, and will include documentation.

Payment is due in full upon rendering of invoice. If payment is not received by Superior within thirty (30) days after payment is due, interest on the amount owing will accrue at the rate of 1-12% per month, or the maximum interest rate allowed by law, whichever is less, until the-amount owing is paid in full. In the event that collection efforts are required, Empower agrees to pay Superior the reasonable cost and expenses of collection, including attorneys' fees.

11.   ACCEPTANCE TESTING
      ------------------

11.1 This section applies to Fixed-fee assignments. Superior will notify Empower when an assignment is complete. Empower will then have a number of days, specified in the SSA, to perform acceptance testing and either accept the assignment as complete or describe in good faith to Superior the reasons for rejection. In the event the assignment fails acceptance testing as defined in the SSA, Superior shall thereafter have a number of days, specified in the SSA, within which to modify, correct or replace the assignment. Superior shall then resubmit the assignment to Empower for further acceptance testing (for a number of days specified in the SSA). Assignments will be deemed to have passed the acceptance test if, (a) Empower signs off on the SSA assignment as accepted, or
(b) by the end of the acceptance period Empower has not met its testing obligations, or (c) if Empower, at any time, places the assignment function into production.

11.2 Following written notification by Superior that an assignment is complete and ready for acceptance testing, Empower shall, within the schedule provided in the SSA, fully complete all acceptance tests set forth in SSA. Upon completion of acceptance testing, Empower shall notify Superior, in writing, that (1) the assignment has passed acceptance testing, or (2) identify all areas in which Empower claims the assignment has failed acceptance testing. Further, as to each testing step or criterion identified in each SSA, Empower shall state that (1) the assignment has passed, or (2) it has failed, or (3) it could not be tested due to the failure of a dependent component, in instances where Empower has notified Superior of failures in acceptance testing, and Superior agrees that the assignment has failed acceptance testing, Superior shall use its best efforts to remedy all deficiencies identified by Empower and shall continue to do so until the assignment passes Acceptance Testing. in instances where Empower has notified Superior of failures in acceptance testing, but Superior does not agree that acceptance tests have been failed, then Superior shall not be obligated to continue working on the assignment.

12.   SUPERIOR'S PERSONNEL
      --------------------

It is expressly understood that personnel provided by Superior for the purpose of performing services under this Agreement are the employees or subcontractors of Superior, and under no circumstances will be considered employees of Empower. Superior will be responsible for any and all applicable payroll and employment taxes and employee insurance, and Empower will have no liability therefore.

Upon the request of Empower and for good cause, Superior shall immediately remove from the project any Superior personnel. Superior shall thereafter have a reasonable time to replace such person so removed.

Services performed under (the terms of this Agreement will be performed at Empower's offices, Superiors offices or at other locations

13. BILATERAL NO-HIRE AGREEMENT
    ---------------------------

Without the written consent of the other party, Empower and Superior each agree to refrain from conducting employment discussions with the other party's employees, agents and subcontractors from the time an agent, employee or subcontractor is introduced, until twelve (12) months after the date the agent, employee or subcontractor of the other party was last involved n any activity related to this Agreement.

Should either party wish to engage in employment discussions with an agent, employee or subcontractor of the other party, prior written approval must be obtained from the other party's employees the event that these employment discussions result in the hiring or retention of services of an agent, employee or subcontractor of a party to this Agreement by the other party, either directly or through a third party, the party hiring or retaining the other's agent, employee or subcontractor will pay a fee to the other party, in consideration for the other party's expense in replacing its personnel, as well as for lost revenue opportunities. In the event either party hires or retains the services of an agent, employee or subcontractor of the other party, the fee to be paid will be one third (1i3) the amount of the annual salary of the individual hired, due and payable on the first day of employment or of performing services.

14. LIMITATION OF LIABILITY
    -----------------------

(a) ALL SERVICES PERFORMED UNDER THIS AGREEMENT ARE PROVIDED WITHOUT WARRANTY, AND THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN THE EVENT OF SUPERIOR'S MATERIAL BREACH OF THIS SERVICE AGREEMENT, EMPOWER MAY CANCEL THE AGREEMENT WHICH SHALL BE EMPOWER'S SOLE AND EXCLUSIVE REMEDY. SUPERIOR WILL NOT BE LIABLE FOR ANY GENERAL, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES FOR LOSS, DAMAGE OR EXPENSE INCLUDING BUT NOT LIMITED TO LOST PROFITS OR GOODWILL, AND COSTS OF RECOVERING, REPROGRAMMING OR REPRODUCING ANY PROGRAM OR DATA.

(b) Superior shall not be liable for any loss, claims or damages arising out of the failure or degraded performance of any hardware, software or computer, or other system, or microprocessor, on or about January 1, 2000, or at any other time, in connection with any so called Year 2000 problem. In no event shall Superior be liable for any loss, claims or damages of any nature, whether arising out of claimed breach of contract, tort, strict liability, breach of warranty or any other cause of. action or theory of recovery whatsoever, for any amounts in excess of $200,000.

15. INDEMNIFICATION
    ---------------

(a) Superior and Empower shall each indemnify, defend and hold harmless the other from and against any third party claims for loss, damage, expense (Including attorneys fees) liability and claims for death or personal injury or physical damage to property caused by the negligent acts or omissions of the other party, its employees, agents or subcontractors.

     provided however that any loss or destruction of electronically or magnetically stored information shall not be deemed an injury to any person or physical damage property.

(b) No portion of any software written and developed by Superior and delivered infringe upon any patent, copyright, trade secret or other proprietary right of a third-party, and Superior agrees to indemnify, defend and hold Empower harmless from and against any third party liabilities, suits, causes'-of action, claims or expense (including attorneys' fees) arising from any breach or claimed breach of this warranty.

     In the event that any order of a Court of competent jurisdiction shall prevent Empower from using all or any part of such software, Superior, at Superior's sole option, shall either (a) obtain for Empower, at Superior's expense, the right for Empower to continue using all of such software, including the alleged infringing portion, or (b) replace such infringing portion of such software with a non-infringing portion or modify such software to make it non-infringing, provided that after such replacement or modification by Superior such software continues to perform its specified functions, or (c) refund to Empower all amounts paid under the SSA pursuant to which such software was supplied and under all other SSAs the use of which are adversely affected by Empower's inability to use such software.

(c) Each party shall promptly, and in writing, notify the other party of any such claim made against it by any third party, and shall take action as may be necessary to avoid default or other adverse consequences until such time as the other party has a reasonable opportunity to assume the defense of the claim.

     In any claim wherein Superior shall have an obligation to defend under this Section, Superior shall have the right to select counsel and to control such defense. Empower shall provide cooperation and participation of its personnel as required for such defense.

(d) The warranties and remedies set forth above am exclusive and in lieu of all others, oral or written, express or implied.

This Section 15 shall survive termination or expiration of this Service
Agreement.

16. SUPERIOR'S BUSINESS
    -------------------

As a further condition of this Agreement, Empower expressly recognizes that Superior has been, and is, in the business of providing services to its healthcare industry clients, which services include, but are not limited to, the strategic and operational consulting, design, development, installation, implementation, enhancement, maintenance, training and support of information management systems and services of various clients and vendors, including Superior itself. It is further understood that Empower's information management systems can, are and will be directly competitive with the business, services and information systems of other clients and vendors for whom Superior provides services Except as expressly provided herein, it is understood and agreed that:
1) Superior retains the right to continue to provide the same type of services, and any other services, to any other client, including competitors of Empower and customers of Empower; 2) Superior retains the right to carry on and expand its business including without limitation, that part of its business involved with the strategic and operational consulting and design, development, installation, implementation, enhancement, maintenance, training and support of information management systems and services that are similar to or in competition with those of Empower, for

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

Superior's present and future clients. Nothing in this Agreement shall be deemed in any way to prevent, restrict, or limit Superior in providing strategic and operational consulting and design, development, installation, implementation, enhancement, maintenance, training and support of information management systems or services that are similar: to or in competition with those of Empower, nor to restrict or limit Superior's use of its expertise and technical skills, including enhancements of such expertise and skills that may result from its engagement by Empower provided Superior maintains its obligations of nondisclosure of Proprietary Information under Paragraph 6.

Empower acknowledges that Superior retains the right to exercise its skills and expertise and to form and express opinions to its clients that may be based upon experience gained under this Agreement, including exposure to Proprietary Information.

17.  FORCE MAJEURE
     -------------

Neither party shall be responsible for any delay or failure in performance at any time during the term of this Agreement, caused by flood, riot, insurrection, fire, earthquake, strike, explosion, war, act of God, Year 2000 failures, the death of, or incapacitating illness or injury to, identified personnel of Superior or any other force or cause beyond the control of the party claiming the protection of this paragraph. of any force majeure condition occurs, the party whose performance fails or is substantially delayed (the "Delaying Party") because of such force majeure condition shall give immediate notice to the other party (the "Non-Delaying Party"), and the protection of this paragraph shall only begin upon receipt of such notice.

18.  TAXES
     -----

Empower, shall be responsible for the payment of, or reimbursement to, Superior or any other entity of any charges or taxes with the exception of income and payroll taxes, which may hereinafter be imposed or levied with respect to products or services delivered by Superior-under this Agreement.

19.  ASSIGNMENT
     ----------

Superior shall not assign its obligation to perform services under this Agreement, except to its subsidiaries and affiliates, without Empower's prior written consent. Empower shall not assign its obligations under this Agreement, except to its subsidiaries and affiliates, without Superior's prior written consent. Any such purported assignment without prior consent shall be void. Requests for such assignment may not be unreasonably withheld.

20.  COMPLIANCE WITH LAW
     -------------------

In compliance with Medicare Regulation 42 C.F.R. Section 420.302 and Section 1861(V)(1)(I) of the Social Security Act, Superior agrees to grant access to the Controller General of the United States, the Department of Health and Human Services and their duly authorized representatives, to the contractor's and its subcontractor's and related organization's contracts, books, documents and records until the expiration of four (4) years after the services are furnished under this Agreement or subcontract, or such longer period as required by Empower.

Notwithstanding any other provision, Empower remains responsible for ensuring that any services provided under this Agreement comply with all Federal, state, and local statutes, rules and regulations. This statement is inclined for
purposes of compliance with regulations and does not   in any manner relieve
Superior of obligations or duties set forth in this Agreement and as provided by law.

21.  NOTICES
     -------

Any notices to be given under this Agreement shall be given in writing, either by hand delivery, personally, to Superior's Engagement Manager or Empowers Project Liaison, respectively, or by certified mail, return receipt requested as follows:

If to               Superior:  Superior Consultant Company, Inc.
                    4000 Town Center Drive, Suite 1100
                    Southfield, Michigan 48075
                    Attn: Richard D. Helppie
                    With copies to Joel French and Richard Saslow at the above address

If to Empower:      Empower Health Corporation
                    4008 River Place Blvd.
                    Austin, TX 78730
                    Attn: Donald W. Hackett

Notice by either party of a change in its address for purposes of this section shall be in writing.

22.  CHOICE OF LAW AND FORUM
     -----------------------

This Agreement will be governed by and interpreted in accordance with the haws of the
State of Michigan.

23.  COMPLETE AGREEMENT
     ------------------

This Agreement sets forth the full and complete agreement of the parties, and both parties warrant that there have been no promises, obligations or undertakings, oral or written, other than those herein set forth. No modification of the terms of this Agreement shall be effective unless in writing and signed by both parties.

24.  CAPTIONS AND HEADINGS
     ---------------------

The Captions and Headings throughout this Agreement are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction, or meaning of any provision of or the scope or intent of this Agreement, nor in any way affect the agreement.

25.  SAVING CLAUSE
     -------------

In the event that any section or clause contained in, this Agreement is found to be invalid by a court of competent jurisdiction, the remaining sections and clauses shall remain in full force and effect.

26. AUTHORIZED SIGNATURES
    ---------------------
Acknowledged and accepted, for Donald W. Hackett (Empower)
                               -----------------

By /s/ Donald W. Hackett        President/CEO            4/30/98
   ---------------------        -----------------        -----------
Signature                       Title                    Date

Acknowledged and accepted, for Superior Consultant Company, Inc.

By James T. House               CFO                      4/30/98
   --------------------         --------------------     -----------
   Signature                    Title                    Date